Exhibit 99-h29

REVISED SCHEDULE C

TO THE ADMINISTRATION AGREEMENT

IDENTIFICATION OF SERIES

THIS SCHEDULE C, dated as of October 30, 2015, is revised Schedule C to that certain Administration Agreement dated as of June 17, 1999 between the parties set forth below.

ASTON FUNDS

ASTON/TCH Fixed Income Fund

ASTON/Fairpointe Mid Cap Fund

ASTON/Montag & Caldwell Balanced Fund

ASTON/Montag & Caldwell Growth Fund

ASTON/TAMRO Diversified Equity Fund

ASTON/TAMRO Small Cap Fund

ASTON/Harrison Street Real Estate Fund

ASTON/Cornerstone Large Cap Value Fund

ASTON/River Road Dividend All Cap Value Fund

ASTON/River Road Small Cap Value Fund

ASTON/River Road Select Value Fund

ASTON/Montag & Caldwell Mid Cap Growth Fund

ASTON/Barings International Fund

ASTON/Anchor Capital Enhanced Equity Fund

ASTON/Lake Partners LASSO Alternatives Fund

ASTON/Herndon Large Cap Value Fund

ASTON/LMCG Small Cap Growth Fund

ASTON/River Road Independent Value Fund

ASTON/River Road Long-Short Fund

ASTON/DoubleLine Core Plus Fixed Income Fund

ASTON/Silvercrest Small Cap Fund

ASTON/River Road Dividend All Cap Value Fund II

ASTON/LMCG Emerging Markets Fund

ASTON/Pictet International Fund

ASTON/Guardian Capital Global Dividend Fund

ASTON/TAMRO International Small Cap Fund

ASTON/Fairpointe Focused Equity Fund

ASTON/River Road Focused Absolute Value Fund

ASTON FUNDS		ASTON ASSET MANAGEMENT, LLC

By:	/s/ Gerald F. Dillenburg	By:	/s/ Stuart D. Bilton

Name:	Gerald F. Dillenburg	Name:	Stuart D. Bilton

Title:	Senior Vice President	Title:	Chief Executive Officer